UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State of incorporation or organization) 2000 McKinney Avenue Suite 7000 Dallas, Texas (Address of principal executive offices)	75-2679109 (I.R.S. Employer Identification No.) 75201 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Depositary Shares Each Representing a 1/40th Interest in a Share of 5.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-252978.

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.
The description of the general terms and provisions of the 5.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Series B Preferred Stock”), of Texas Capital Bancshares, Inc. (the “Registrant”) as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series B Preferred Stock to be registered hereunder, is incorporated herein by reference to the descriptions included under the captions “Description of the Series B Preferred Stock” and “Description of the Depositary Shares,” respectively, in the Prospectus Supplement, dated as of February 24, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of February 11, 2021, included in the Registration Statement on Form S-3 (No. 333-252978) of the Registrant, as filed with the Commission on February 11, 2021. Such sections are incorporated herein by reference.
If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation, which is incorporated by reference to Exhibit 3.1 to our registration statement on Form 10 dated August 24, 2000.
3.2	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.2 to our registration statement on Form 10 dated August 24, 2000.
3.3	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.3 to our registration statement on Form 10 dated August 24, 2000.
3.4	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.4 to our registration statement on Form 10 dated August 24, 2000.
3.5	Certificate of Amendment of Certificate of Incorporation, which is incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q dated October 30, 2008.
3.6	Certificate of Designation of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, which is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 28, 2013.
3.7	Certificate of Designations of the Series B Preferred Stock, which is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 1, 2021.
3.8	Amended and Restated Bylaws of Texas Capital Bancshares, Inc. which is incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q dated October 22, 2020.
4.1	Deposit Agreement, dated March 3, 2021, among the Registrant, Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein which is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 1, 2021.
4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2021	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie L. Anderson
Julie L. Anderson Chief Financial Officer